SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

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[ ] Preliminary Proxy Statement
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    (section mark) 240.14a-12

                                 MULTIMEDIA, INC.
                 (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
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14a-6(i)(3).
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       to Exchange Act Rule 0-11:1
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                     (The Multimedia, Inc. logo appears here)

                                        March 21, 1994



To Our Shareholders:

We are writing to inform you that an error was made in the final printing of Multimedia, Inc.'s Proxy Statement dated March 15, 1994. The error occurred on Page 17, Chief Executive Officer Compensation sub-section, first paragraph, last sentence. The corrected sentence should read as follows:

     Based on the price of the Company's common stock, the Company's shareholders earned from the recapitalization merger price ($3.33 per share) to December 31, 1993, a total return of 931% (reflecting an annual compound growth rate of 33%).

Please note that the corrections relate to the 931% total return and
33% annual compound growth rate.   In the printed proxy statement,
the last digit of each of the numbers was erroneously omitted.

We apologize for any inconvenience this may have caused.

                                        Sincerely,


                                   (signature of David L. Freeman)
                                        David L. Freeman
                                        Secretary